Exhibit 10.14

HANCOCK WHITNEY CORPORATION

PERFORMANCE STOCK AWARD AGREEMENT

<Name>

This Performance Stock Award Agreement including Appendix A attached hereto and made a part hereof by this reference, (this “Agreement”) is made effective as of the <Grant Date> (the “Grant Date”) set forth below by and between Hancock Whitney Corporation, a Mississippi corporation (the “Company”), and <Name>, an associate of the Company (the “Participant”). This Award is granted by the Compensation Committee of the Hancock Whitney Corporation Board of Directors (the “Committee”) pursuant to the terms of the Hancock Whitney Corporation 2020 Long Term Incentive Plan, as it may be amended and/or restated (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

1.
Award. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Performance Stock Award (the “Target Award”), consisting of <Target PSU Number> Performance-Based Restricted Stock Units (“Units”), each representing the right to earn, on a one-for-one basis, shares of the Company’s common stock (“Shares”). The Participant may earn between 0% and 200% of the Target Award based on the achievement of the Performance Goals over the Performance Period as provided in Appendix A attached hereto, subject to reduction based on the application of the Negative TSR Cap, the Value Cap and any Negative Discretion factor applied in the Committee’s discretion, each as further explained in this Agreement and Appendix A. The number of Units that the Participant has actually earned under this Agreement, after giving effect to such calculation and potential adjustments (and rounded to a whole number), is referred to as the “Final Award.”

2.
Ownership Rights. The Participant shall have no rights as a shareholder of the Company, including voting or dividend rights, with respect to the Units under this Agreement prior to the conversion of Units into Shares and delivery of Shares to the Participant upon the vesting and settlement of Units. Dividends or dividend equivalents will not be paid with respect to the Units. Upon conversion and delivery of the Shares, the Participant will obtain full rights as a shareholder of the Company, including full voting and dividend rights.

3.
Vesting Conditions. The vesting of this Award (other than pursuant to certain circumstances as provided in Section 3(C) below) shall be subject to the satisfaction of the conditions set forth in subsections A and B:

A.
Performance-Based Vesting Conditions. The Participant may earn between 0% and 200% of the Target Award based on the achievement of the Performance Goals over the respective Performance Period as provided in Appendix A attached hereto and

Exhibit 10.14

further subject to any Negative Discretion factor applied in the Committee’s discretion as further explained in this Agreement and Appendix A. The number of Units that the Participant has actually earned under this Agreement, after giving effect to such adjustment and rounded to a whole number, is referred to as the “Final Award.”

B.
Service-Based Vesting Conditions. In addition to Section 3(A), the right of the Participant to receive payment of this Award shall become vested only if he or she remains continuously employed by the Company, its Affiliates, and/or its Subsidiaries from the date hereof until the Regular Vesting Date (as defined below) except as otherwise provided in Section 3(C).

Subject to the terms and conditions set forth herein, the Units subject to this Award will vest on the first day of the month of the third anniversary date of the Grant Date (the “Regular Vesting Date”).

C.
Effect of Certain Termination of Employment Events. Notwithstanding the terms and conditions of Subsection 3(A) and 3(B) hereof, upon the occurrence of certain termination of employment events (as provided below) prior to the Regular Vesting Date, the provisions of this Section 3(C) shall apply to determine the extent to which the Units that have not previously been forfeited shall become vested.

i.
Retirement. In the event of the Participant’s Retirement (as defined below) prior to the Regular Vesting Date, the Participant will vest in and be entitled to a pro rata portion of the Final Award as determined at the end of the respective Performance Period as provided in Appendix A, prorated by multiplying by a fraction, the numerator of which is the number of whole months of service elapsed between the Grant Date and the date of Retirement, and the denominator of which is 36.

For purposes of this Agreement, “Retirement” shall mean the Participant’s voluntary Termination of Employment (i) after attaining age 65 with at least five (5) years of service with the Company or (ii) after attaining age 55 with at least ten (10) years of service with the Company.

ii.
Death or Disability. In the event of the Participant’s Termination of Employment due to death or Disability prior to the Regular Vesting Date and:

(a)
Prior to the completion of the respective Performance Period of the Performance Goals as provided in Appendix A, the Participant shall become vested in the Target Award prorated by multiplying by a fraction, the numerator of which is the number of whole months of service elapsed between the Grant Date and the termination, and the denominator of which is 36, or

(b)
After the completion of the respective Performance Period of the Performance Goals as provided in Appendix A, the Participant shall become vested in the Final Award prorated by multiplying by a fraction, the numerator of which is the number of whole months of service

Exhibit 10.14

elapsed between the Grant Date and the termination, and the denominator of which is 36.

iii.
Change in Control.
(a)
In the event of a Change in Control during the first 12 months of the Performance Period, the Award will be forfeited to the Company without further consideration or any act or action by the Participant.

(b)
In the event of a Change in Control that occurs after the first 12 months of the Performance Period and prior to the Regular Vesting Date in which the Units are not assumed by the surviving entity or otherwise equitably converted or substituted, the Participant shall be deemed to have earned a pro rata number of Units as of the Change in Control based upon the Company’s actual results of the Performance Goals as provided in Appendix A measured as of the Change in Control, and the result shall be multiplied by a fraction, the numerator of which is the number of whole months elapsed between the Grant Date and the Change in Control, and the denominator of which is 36.

(c)
In the event of a Change in Control that occurs after the first 12 months of the Performance Period and prior to the Regular Vesting Date in which the Units are assumed by the surviving entity or otherwise equitably converted or substituted, upon the Participant’s Termination of Employment by the Company without Cause or the Participant resigns for Good Reason (as defined below), in either case within two years after the effective date of the Change in Control, the Participant shall be deemed to have earned a pro rata number of Units as of the Termination of Employment based upon the Company’s actual results of the Performance Goals as provided in Appendix A measured as of the Termination of Employment, and the result shall be multiplied by a fraction, the numerator of which is the number of whole months elapsed between the Grant Date and the Termination of Employment, and the denominator of which is 36.

a.
For purposes of this Agreement, “Good Reason” means a reduction of more than 10% in the Participant’s base salary, a transfer to a position with a pay grade more than two pay grades below the Participant’s current position or a transfer to a jobsite more than 35 miles from the Participant’s current jobsite. However, none of such actions shall constitute “Good Reason” unless (i) the Participant provide the Company notice of the existence of such condition within ninety (90) days of the initial existence thereof specifically identifying the acts or omissions constituting the grounds for Good Reason and a period of at least thirty (30) days following such notice within which to remedy such condition, and (ii) the Participant’s Termination of Employment occurs within the two-year period following the initial existence of such condition.

Exhibit 10.14

D.
Actual Vesting Date. Any Units that are earned pursuant to Section 3(A) and 3(B) or 3(C) above shall vest and become non-forfeitable on the earliest to occur of the following (the “Actual Vesting Date”):

i.
the Regular Vesting Date, provided that you have continued in the employment of the Company, its Affiliates, and/or its Subsidiaries through such date or in the event of your Retirement during the Performance Period, as described in Section 3(C)(i) above, or

ii.
the Participant’s Termination of Employment under circumstances described in Section 3(C)(ii) or 3(C)(iii)(c) above, or

iii.
the occurrence of a Change in Control in which the Units are not assumed by the surviving entity or otherwise equitably converted or substituted, as described in Section 3(C)(iii)(b) above, provided the Participant has continued in the employment of the Company, its Affiliates, and/or its Subsidiaries through such date.

All Units for which all of the requirements of this Section 3 have been satisfied shall become vested and shall thereafter be payable in accordance with Section 4 hereof. Any Units that are not earned in accordance with the terms set forth above will be forfeited to the Company without further consideration or any act or action by the Participant. If the Participant’s employment with the Company or a Subsidiary terminates prior to the Actual Vesting Date as described above, the Participant shall forfeit all rights, title and interest in and to the earned Units as of the date of such termination and the Units will be forfeited to the Company without further consideration or any act or action by the Participant.

4.
Conversion and Issuance of Shares.

A.
Conversion to Shares Upon Vesting. Unless the Units are forfeited prior to the Actual Vesting Date as provided in Section 3 above, the Units which are not otherwise deferred pursuant to Section 4(B) (the “Deferred Units”) will be converted as soon as practicable (and no later than 30 days) after the Actual Vesting Date to actual Shares of common stock. The Net Shares (as defined below) will be registered in the Participant’s name as of the Vesting Date in a Direct Registration System (DRS) book entry as soon as practicable after the Vesting Date (subject to Section 9, as applicable).

For this purpose, “Net Shares” shall mean the Final Award in which the Participant has become vested, reduced by the number of Shares, if any, withheld by the Company for the sole purpose of satisfying the Participant’s tax liabilities and related fees, if any, related to the settlement event as set forth in Section 8.

B.
Deferral of Units into Deferred Compensation Plan. Unless the Units are forfeited prior to the Actual Vesting Date as provided in Section 3 above, if the Participant timely elected under the Hancock Whitney Corporation Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) to defer the receipt of Shares underlying Units granted to the Participant under the Plan for the calendar year in which the Award

Exhibit 10.14

was granted, the Units will be credited as Incentive Units to the Participant’s Incentive Account under the Hancock Whitney Corporation Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) as of the Actual Vesting Date, subject to distribution in Shares in accordance with the terms of the Deferred Compensation Plan and the Participant’s election for distributions thereunder (subject to Section 9, as applicable).

5.
No Right of Continued Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s service at any time, nor confer upon the Participant any right to continue providing services to the Company.

6.
Restrictions on Transfer and Pledge. The Participant may not pledge, hypothecate or otherwise encumber any right or interest in the Units to or in favor of any party other than the Company, nor subject the Units to any lien, obligation, or liability to any other party other than the Company. The Units are not assignable or transferable by the Participant other than by will or the laws of descent and distribution, but the Committee may (but need not) permit other transfers.

7.
Restrictions on Issuance of Shares. If at any time the Committee shall determine, in its discretion, that registration, listing or qualification of the Shares underlying the Units upon any stock exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Units, the Units will not be converted to Shares in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

8.
Taxes/Withholding. The Company or any employer Subsidiary has the authority and the right to deduct or withhold, or require the Participant to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including FICA obligations) required by law to be withheld with respect to any taxable event arising in connection with the Units. Unless otherwise determined by the Committee, the withholding requirement shall be satisfied by withholding from the settlement of the Units Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes.

9.
Code Section 409A. This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements Section 409A of the Code and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder. Notwithstanding anything contained herein to the contrary, if the vesting of the Units occurs as a result of the Participant’s separation from service during a period in which the Participant is a “specified employee” (as defined in Code Section 409A and the regulations thereunder), then, to the extent necessary to avoid the imposition of tax penalties under Code Section 409A, and subject to any permissible acceleration of payment by the Company under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes), the delivery of Shares in settlement of the Units will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service.

Exhibit 10.14

10.
Compensation Recoupment Policy. The Units and any Shares issued upon conversion of the Units (or any Incentive Units credited to the Participant’s Incentive Account under the Deferred Compensation Plan in respect of the Units) shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to the Participant and to awards of this type.

11.
Committee/Plan. The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”) which has authority to make certain determinations as to the terms of and to interpret the provisions of awards granted under the Plan. Without limiting the foregoing, the Committee is specifically authorized pursuant to Section 6.1(h) of the Plan to include or exclude certain items when making an evaluation of whether Performance Goals relating to an Award have been met, and such provision is specifically incorporated into this Award. Any interpretation of this Award by the Committee and any decision made by it with respect to this Award are final and binding on all persons.

In addition to this Agreement, the Award granted to the Participant hereunder is subject to the terms and conditions set forth in the Plan; and in the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall control. The Participant’s Award is also subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Except where the context clearly implies or indicates to the contrary, a word, term, or phrase used in the Plan has the same meaning when used in this Agreement.

12.
Miscellaneous. Before accepting this Award, the Participant should review the Plan and the Prospectus for the Plan, copies of which may be accessed through the link provided in this notification. The Participant should pay particular attention to the Plan since it sets forth other provisions which cover this Award of Units. Also, the Participant should note that the acceptance of this Award means that the Participant has agreed to take any reasonable action required to meet the requirements imposed by federal and state securities and other laws, rules or regulations and by any regulatory agencies having jurisdiction and the Participant has agreed to allow the Company to withhold from any wages or other cash compensation due to the Participant, or to collect as a condition of vesting, any taxes required to be withheld as a result of this Award. The Prospectus contains an explanation of certain federal income tax consequences and is current as of the date of the Prospectus. However, since tax laws often change, the Participant should consult the Participant’s tax advisor for current information at any given time.

This Agreement is required by the Plan. This Agreement is binding upon, and inures to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. The Participant’s rights hereunder are personal to the Participant and may not be assigned to any other person or persons. This Agreement is binding on the Participant and the Participant’s beneficiaries, heirs and personal representatives.

The Participant’s electronic acceptance of this Award of Units indicates the Participant’s acceptance of this Agreement and the terms and provisions of this grant.